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                                                                    EXHIBIT 11.1

                      THE DII GROUP, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               FOR THE THREE MONTHS      FOR THE NINE MONTHS
                                                                      ENDED                      ENDED
                                                               ---------------------    ------------------------
                                                               SEPT. 28,   SEPT. 29,    SEPT. 28,      SEPT. 29,
                                                                 1997        1996         1997           1996
                                                               ---------   ---------    ---------      ---------

PRIMARY EARNINGS PER SHARE:
   Earnings Available for Primary Earnings Per Share:
      Net income                                                $ 9,955         1,491       22,572        13,163
                                                                =======       =======      =======       =======

   Shares Used in Computation:
      Weighted average common shares outstanding                 25,058        23,738       24,533        23,612
      Common share equivalents outstanding:
         Stock options                                            1,234         1,142        1,250         1,358
         Deferred stock compensation                                240           112          216           112
                                                                -------       -------      -------       -------
                                                                 26,532        24,992       25,999        25,082
                                                                =======       =======      =======       =======
   Primary Earnings Per Share                                   $  0.38          0.06         0.87          0.52
                                                                =======       =======      =======       =======



FULLY DILUTED EARNINGS PER SHARE:
   Earnings Available for Fully Diluted Earnings
   Per Share:
      Net income                                                $ 9,955         1,491       22,572        13,163
      Interest expense (net of tax) on 6% convertible
         subordinated notes                                         776            --  (1)   2,328            --  (1)
      Amortization (net of tax) of debt issuance cost on
         convertible subordinated notes                              65            --  (1)     195            --  (1)
                                                                -------       -------      -------       -------
   Earnings available for fully diluted earnings per share      $10,796         1,491       25,095        13,163
                                                                =======       =======      =======       =======

   Shares Used in Computation:
      Weighted average common shares outstanding                 25,058        23,738       24,533        23,612
      Additional potentially dilutive securities
      (equivalent in common stock):
            Stock options                                         1,299         1,142        1,635         1,358
            Deferred stock compensation                             246           112          246           112
            Convertible subordinated notes                        4,600            --  (1)   4,600            --  (1)
                                                                -------       -------      -------       -------
                                                                 31,203        24,992       31,014        25,082
                                                                =======       =======      =======       =======

   Fully Diluted Earnings Per Share                             $  0.35          0.06         0.81          0.52
                                                                =======       =======      =======       =======
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(1)     The 6% convertible subordinated notes were antidilutive for the three and nine months ended September 29, 1996, and therefore not assumed to be converted for fully diluted earnings per share computations.